Exhibit 10.9

TRIVAGO N.V.
AMENDED AND RESTATED 2016 OMNIBUS INCENTIVE PLAN
Section 1.    PURPOSE; DEFINITIONS
The purposes of this Plan are to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, directors and/or consultants and to provide the Company and its Subsidiaries and Affiliates with a share and incentive plan providing incentives directly linked to shareholder value. Certain terms used herein have definitions given to them in the first place in which they are used. In addition, for purposes of this Plan, the following terms are defined as set forth below:
“ADSs” means American Depositary Shares, representing Ordinary Shares on deposit with a U.S. banking institution selected by the Company and which are registered pursuant to a Form F-6.
“Affiliate” means a corporation or other entity controlled by, controlling or under common control with, the Company.
“Annual Aggregate Cash-Based Award Limit” means an amount, determined each fiscal year, denominated in Euro, proposed by the Management Board and approved by the Committee in connection with the Company’s annual business plan, it being understood that if the Management Board and the Committee do not agree on an amount for a specific fiscal year, the amount will be zero.
“Annual Aggregate Share-Based Award Limit” means a number of Shares, determined each fiscal year, proposed by the Management Board and approved by the Committee in connection with the Company’s annual business plan, it being understood that if the Management Board and the Committee do not agree on a number of Shares for a specific fiscal year, the number will be zero.
“Annual Individual Cash-Based Award Limit” means an amount, determined each fiscal year, denominated in Euro, proposed by the Management Board and approved by the Committee in connection with the Company’s annual business plan, it being understood that if the Management Board and the Committee do not agree on an amount for a specific fiscal year, the amount will be zero.
“Annual Individual Share-Based Award Limit” means a number of Shares, determined each fiscal year, proposed by the Management Board and approved by the Committee in connection with the Company’s annual business plan, it being understood that if the Management Board and the Committee do not agree on a number of Shares for a specific fiscal year, the number will be zero.
“Annual Limits” means the Annual Aggregate Cash-Based Award Limit, the Annual Aggregate Share-Based Award Limit, the Annual Individual Cash-Based Award Limit and the Annual Individual Share-Based Award Limit.

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“Applicable Exchange” means the NASDAQ, the NYSE or such other securities exchange as may at the applicable time be the principal market for the Shares.
“Award” means an Option, Share Appreciation Right, Restricted Share Unit, other share-based award or Cash-Based Award granted or assumed pursuant to the terms of this Plan.
“Award Agreement” means a written or electronic document or agreement setting forth the terms and conditions of a specific Award; the terms and conditions of which must be approved by the Committee.
“Cash-Based Award” means an Award denominated in an euro amount.
“Cause” means, unless otherwise provided in an Award Agreement, (a) “Cause” as defined in any Individual Agreement to which the applicable Participant is a party, or (b) if there is no such Individual Agreement or if it does not define Cause: (i) the willful or gross neglect by a Participant of his employment duties; (ii) the plea of guilty or nolo contendere to, or conviction for, the commission of a felony offense by a Participant under the applicable laws of the jurisdiction in which the Participant is employed; (iii) a material breach by a Participant of a fiduciary duty owed to the Company or any of its Subsidiaries; (iv) a material breach by a Participant of any nondisclosure, non-solicitation or non-competition obligation owed to the Company or any of its Affiliates; or (v) such other events as shall be determined by the Committee and set forth in a Participant’s Award Agreement.
“Commission” means the U.S. Securities and Exchange Commission or any successor agency.
“Committee” has the meaning set forth in Section 2(a).
“Corporate Transaction” has the meaning set forth in Section 3(c)(i).
“Company” means trivago N.V., a Dutch public limited company (naamloze vennootschap), or its successor.
“Director” means any Eligible Individual who is a member of the Management Board or the Supervisory Board.
“Disability” means (i) “Disability” as defined in any Individual Agreement to which the Participant is a party, or (ii) if there is no such Individual Agreement or it does not define “Disability,” (A) permanent and total disability as determined under the Company’s long-term disability plan applicable to the Participant, or (B) if there is no such plan applicable to the Participant or the Committee determines otherwise in an applicable Award Agreement, “Disability” as determined by the Committee.
“Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the share of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.

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“EBITA” means for any period, operating profit (loss) plus (i) amortization, including goodwill impairment, (ii) amortization of non-cash distribution and marketing expense and non-cash compensation expense, (iii) disengagement expenses, (iv) restructuring charges, (v) non cash write-downs of assets or goodwill, (vi) charges relating to disposal of lines of business, (vii) litigation settlement amounts and (viii) costs incurred for proposed and completed acquisitions.
“EBITDA” means for any period, operating profit (loss) plus (i) depreciation and amortization, including goodwill impairment, (ii) amortization of non-cash distribution and marketing expense and non-cash compensation expense, (iii) disengagement expenses, (iv) restructuring charges, (v) non cash write-downs of assets or goodwill, (vi) charges relating to disposal of lines of business, (vii) litigation settlement amounts and (viii) costs incurred for proposed and completed acquisitions.
“Effective Date” has the meaning set forth in Section 9(a).
“Eligible Individuals” means directors, officers, employees and consultants of the Company or any of its Subsidiaries or Affiliates, and prospective directors, officers, employees and consultants who have accepted offers of employment, service or consultancy from the Company or its Subsidiaries or Affiliates.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.
“Fair Market Value” means, unless otherwise determined by the Committee, as of any date, the value of Shares determined as follows:
(a) If the Shares are listed on one or more established stock exchanges or traded on one or more automated quotation systems, the Fair Market Value shall be the closing price of a Share on the Applicable Exchange on the date of measurement, or if Shares were not traded on the Applicable Exchange on such measurement date, then on the next preceding date on which Shares were traded, all as reported by such source as the Committee may select; and
(b) If the Shares are not listed on an established stock exchange or traded on an automated quotation system, Fair Market Value shall be determined by the Committee in its good faith discretion.
“Founder” means any of Rolf Schrömgens, Peter Vinnemeier and Malte Siewert.
“Free-Standing SAR” has the meaning set forth in Section 5(a).
“Grant Date” means (a) the date on which the Committee (or if so delegated, as the Management Board) by resolution selects an Eligible Individual to receive a grant of an Award and determines the number of Shares to be subject to such Award or the formula for earning a number of shares or cash amount, or (b) such date as the Committee (or if so delegated, as the Management Board) shall provide in such resolution.

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“Individual Agreement” means an employment, service, consulting or similar agreement between a Participant and the Company or one of its Subsidiaries or Affiliates.
“Management Board” means the Management Board of the Company.
“NASDAQ” means the National Association of Securities Dealers Inc. Automated Quotation System.
“NYSE” means the New York Stock Exchange.
“Option” means an Award described under Section 5.
“Ordinary Shares” means the class A shares, with nominal value of €0.06 per share, of the Company.
“Participant” means an Eligible Individual to whom an Award is or has been granted.
“Plan” means this trivago N.V. 2016 Omnibus Incentive Plan, as set forth herein and as hereafter amended from time to time.
“Restricted Share Units” means an Award described under Section 6.
“Retirement” means retirement from active employment with the Company, a Subsidiary or Affiliate at or after the Participant’s attainment of age 65.
“RSU Restriction Period” has the meaning set forth in Section 6(b)(ii).
“Share” means an Ordinary Share, unless there are ADSs available, in which case “Share” will mean the number of ADSs equal to an Ordinary Share. If the ratio of ADSs to Ordinary Shares is not 1:1, then (a) all amounts determined under Section 3 and (b) all Awards designated as Awards over Ordinary Shares will automatically be adjusted to reflect the ratio of the ADSs to Ordinary Shares, as reasonably determined by the Committee or the Supervisory Board.
“Share Appreciation Right” has the meaning set forth in Section 5.
“Share Change” has the meaning set forth in Section 3(c)(ii).
“Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.
“Supervisory Board” means the Supervisory Board of the Company.
“Tandem SAR” has the meaning set forth in Section 5(b).

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“Term” means the maximum period during which an Option or Share Appreciation Right may remain outstanding, subject to earlier termination upon Termination of Employment or otherwise, as specified in the applicable Award Agreement.
“Termination of Employment” means the termination of the applicable Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. Unless otherwise determined by the Committee, if a Participant’s employment with, or membership on a board of directors of, the Company and its Affiliates terminates but such Participant continues to provide services to the Company and its Affiliates in a non-employee director capacity or as an employee, as applicable, such change in status shall not be deemed a Termination of Employment. A Participant employed by, or performing services for, a Subsidiary or an Affiliate or a division of the Company and its Affiliates shall be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Subsidiary, Affiliate, or division ceases to be a Subsidiary, Affiliate or division, as the case may be, and the Participant does not immediately thereafter become an employee of (or service provider for), or member of the board of directors of, the Company or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence (including maternal leave and parental leave) and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Terminations of Employment.
SECTION 2.        ADMINISTRATION
(a)    Committee. All aspects of this Plan shall be administered by a committee of the Supervisory Board as the Supervisory Board may from time to time designate (the “Committee”), which committee shall be composed of not less than two members of the Supervisory Board, and shall be appointed by and serve at the pleasure of the Supervisory Board. The Committee shall have plenary authority to grant Awards pursuant to the terms of this Plan to Directors and shall have the authority to approve any grants of Awards proposed by the Management Board to be made pursuant to the terms of this Plan to Eligible Individuals who are not Directors. Among other things, the Committee shall have the authority, subject to the terms of this Plan:
(i)    to (A) select the Directors and (B) approve the Eligible Individuals (other than Directors) proposed by the Management Board, in each case, to whom Awards may from time to time be granted;
(ii)    to determine (in the case of Directors), and to approve the determination proposed by the Management Board (in the case of Eligible Individuals who are not Directors) of, whether and to what extent Options, Share Appreciation Rights, Restricted Share Units, other share-based awards, Cash-Based Awards or any combination thereof, are to be granted hereunder;
(iii)    to determine (in the case of Directors), and to approve the determination proposed by the Management Board (in the case of Eligible Individuals who are not Directors) of, the number of Shares to be covered by each Award granted hereunder or the amount of any Cash-Based Award;

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(iv)    to determine the terms and conditions of each Award granted hereunder, based on such factors as the Committee shall determine;
(v)    subject to Section 9, to modify, amend or adjust the terms and conditions of any Award, at any time or from time to time;
(vi)    to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it shall from time to time deem advisable;
(vii)    to accelerate the vesting or lapse of restrictions of any outstanding Award, based, in each case, on such considerations as the Committee in its sole discretion determines;
(viii)    to interpret the terms and provisions of this Plan and any Award issued under this Plan (and any agreement relating thereto);
(ix)    to establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable;
(x)    to decide all other matters that must be determined in connection with an Award;
(xi)    to designate whether such Awards will be over Ordinary Shares or ADSs; and
(xii)    to otherwise administer this Plan.
(b)    Procedures.
(i)    The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.
(ii)    Subject to any applicable law, regulation or listing standard, any authority granted to the Committee may also be exercised by the full Supervisory Board. To the extent that any permitted action taken by the Supervisory Board conflicts with action taken by the Committee, the Supervisory Board action shall control.
(iii)    Upon Awards being granted in accordance with the provisions of this Plan, the Management Board shall procure that it takes all relevant corporate action to give effect to such grant.
(c)    Discretion of Committee. Any determination made by the Committee or by an appropriately delegated officer pursuant to delegated authority under the provisions of this Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate

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at the time of the grant of the Award or, unless in contravention of any express term of this Plan, at any time thereafter. To the extent permitted by applicable law, all decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of this Plan shall be final and binding on all persons, including the Company, Participants, and Eligible Individuals.
(d)    Award Agreements. The terms and conditions of each Award (other than any Cash-Based Award), as determined by the Committee, shall be set forth in an Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. The effectiveness of an Award shall not be subject to the Award Agreement’s being signed by the Company and/or the Participant receiving the Award unless specifically so provided in the Award Agreement. Award Agreements may be amended only in accordance with Section 9.
(e)    Delegation of Authority to Management Board. Without limiting the generality of Section 2(b)(i) and notwithstanding anything in Sections 2(a)(i), 2(a)(ii), 2(a)(iii), 2(a)(iv), 2(a)(v) and 2(a)(xi) to the contrary (but subject to the requirements of this Section 2(e)), during each fiscal year of the Company, the Management Board may grant to Eligible Individuals who are not Directors (and administer such Awards), (A) Cash-Based Awards up to and not in excess of (I) the Annual Aggregate Cash-Based Award Limit for all Cash-Based Awards granted during such fiscal year and (II) the Annual Individual Cash-Based Award Limit for any Eligible Individual during such fiscal year, and (B) Share-based Awards up to and not in excess of (I) the Annual Aggregate Share-Based Award Limit for all such Share-based Awards granted during such fiscal year and (II) the Annual Individual Share-Based Award Limit for any Eligible Individual during such fiscal year. Any Awards granted pursuant to this Section 2(e) shall be pursuant to a form Award Agreement approved by the Committee. The Committee may also delegate any other authority it may have under Section 2(a) to administer the Plan and Awards granted hereunder to the Management Board with respect to Eligible Individuals who are not Directors. To the extent that the Management Board takes action pursuant to the authority granted to it under this Section 2(e), then such action will for all purposes of the Plan be treated as an action by the Committee.

SECTION 3.        SHARES SUBJECT TO PLAN
(a)    Plan Maximums. The maximum number of Shares that may be delivered pursuant to Awards under this Plan shall be 34,711,009 Shares. Shares subject to an Award under this Plan may be authorized and unissued Ordinary Shares, Ordinary Shares held in treasury, or ADSs.
(b)    Rules for Calculating Shares Delivered.
(i)    With respect to Awards, to the extent that any Award is forfeited, terminates, expires or lapses without being exercised, or any Award is settled for cash, the Shares subject to such Award not delivered as a result thereof shall again be available for Awards under this Plan.

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(ii)    With respect to Awards, if the exercise price of any Option or Share Appreciation Right and/or the tax withholding obligations relating to any Award are satisfied by delivering Shares to the Company (by either actual delivery or by attestation), only the number of Shares issued net of the Shares delivered or attested to shall be deemed delivered for purposes of the limits set forth in Section 3(a).
(iii)    With respect to Awards, to the extent any Shares subject to an Award are withheld (i.e., not issued or delivered) to satisfy the exercise price (in the case of an Option or Share Appreciation Right) and/or the tax withholding obligations relating to such Award, such Shares shall not be deemed to have been delivered for purposes of the limits set forth in Section 3(a).
(c)    Adjustment Provisions.
(i)    In the event of a merger, consolidation, acquisition of property or shares, share rights offering, liquidation, disposition for consideration of the Company’s direct or indirect ownership of a Subsidiary or Affiliate (including by reason of a Disaffiliation), or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Supervisory Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan; (B) the various maximum limitations set forth in Sections 3(a) upon certain types of Awards and upon the grants to individuals of certain types of Awards; (C) the number and kind of Shares or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Options and Share Appreciation Rights.
(ii)    In the event of a share dividend, share split, reverse share split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Company or a Disaffiliation, separation or spinoff, in each case, without consideration, or other extraordinary dividend of cash or other property (each, a “Share Change”), the Committee or the Supervisory Board shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan; (B) the various maximum limitations set forth in Sections 3(a)upon certain types of Awards and upon the grants to individuals of certain types of Awards; (C) the number and kind of Shares or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Options and Share Appreciation Rights.
(iii)    In the case of Corporate Transactions, the adjustments contemplated by clause (i) of this Section 3(c) may include, without limitation, (A) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Supervisory Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which holders of Shares receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or Share

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Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Option or Share Appreciation Right, shall conclusively be deemed valid); (B) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (C) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities).
(iv)    Any adjustment under this Section 3(c) need not be the same for all Participants.

SECTION 4.        ELIGIBILITY
(a)    Awards may be granted under this Plan to Eligible Individuals.
(b)    Awards granted to Directors shall be subject to one or more of the factors, as selected by the Committee and specified in the applicable Award Agreement, from among the following objective measures, either individually, alternatively or in any combination, applied to the Company as a whole, any Subsidiary, Affiliate, division, department or business unit, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, including relative to the performance of other entities, divisions or subsidiaries, and measured, to the extent applicable on an absolute basis or relative to a pre-established target: (i) earnings per share from continuing operations, (ii) net profit after tax, (iii) EBITDA, (iv) EBITA, (v) gross profit, (vi) cash generation, (vii) unit volume, (viii) market share, (ix) sales, including hotel room night bookings or air tickets sold, (x) asset quality, (xi) earnings per share, (xii) operating income, (xiii) revenues, (xiv) return on assets, (xv) return on operating assets, (xvi) return on equity, (xvii) profits, (xviii) total shareholder return (measured in terms of Share price appreciation and/or dividend growth), (xix) cost saving levels, (xx) marketing- spending efficiency, (xxi) core non-interest income, (xxii) change in working capital, (xxiii) return on capital, and/or (xxix) Share price. The Committee shall have sole discretion to establish the performance goals and to determine whether the performance goals established with respect to an applicable Award Agreement have been satisfied. The Committee may, in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more equitable adjustments (based on objective standards) to the performance factors described above to preserve the Committee’s original intent regarding such performance factors at the time of the initial Award grant. It is within the sole discretion of the Committee to make or not make any such equitable adjustments.
(c)    Awards granted to members of the Supervisory Board require prior approval of the Company’s general meeting of shareholders.

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SECTION 5.        OPTIONS AND SHARE APPRECIATION RIGHTS
(a)    Types and Nature of Share Appreciation Rights. Share Appreciation Rights may be “Tandem SARs,” which are granted in conjunction with an Option, or “Free-Standing SARs,” which are not granted in conjunction with an Option. Upon the exercise of a Share Appreciation Right, the Participant shall be entitled to receive an amount in cash, Shares, or both, in value equal to the product of (i) the excess of the Fair Market Value of one Share over the exercise price of the applicable Share Appreciation Right, multiplied by (ii) the number of Shares in respect of which the Share Appreciation Right has been exercised. The applicable Award Agreement shall specify whether such payment is to be made in cash or Shares or both, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the Share Appreciation Right.
(b)    Tandem SARs. A Tandem SAR may be granted at the Grant Date of the related Option. A Tandem SAR shall be exercisable only at such time or times and to the extent that the related Option is exercisable in accordance with the provisions of this Section 5, and shall have the same exercise price as the related Option. A Tandem SAR shall terminate or be forfeited upon the exercise or forfeiture of the related Option, and the related Option shall terminate or be forfeited upon the exercise or forfeiture of the Tandem SAR.
(c)    Exercise Price. The exercise price per Share subject to an Option or Share Appreciation Right shall be determined by the Committee or, for an Option or Share Appreciation Right granted under the Annual Limits pursuant to Section 2(e), by the Management Board, and set forth in the applicable Award Agreement; provided that, with respect to any grant to a Director the exercise price shall not be less than the Fair Market Value of a Share on the applicable Grant Date unless approved by the Company’s general meeting of shareholders.
(d)    Term. The Term of each Option and each Share Appreciation Right shall be fixed by the Committee, but shall not exceed ten years from the Grant Date.
(e)    Vesting and Exercisability. Except as otherwise provided herein, Options and Share Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Option or Share Appreciation Right will become exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Option or Share Appreciation Right.
(f)    Method of Exercise. Subject to the provisions of this Section 5, Options and Share Appreciation Rights may be exercised, in whole or in part, at any time during the applicable Term by giving written notice of exercise to the Company (whereby textual form shall be sufficient if applicable law does not allow for requesting a stricter form than textual form) or through the procedures established with the Company’s appointed third-party administrator specifying the number of Shares as to which the Option or Share Appreciation Right is being

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exercised; provided, however, that, unless otherwise permitted by the Committee, any such exercise must be with respect to a portion of the applicable Option or Share Appreciation Right relating to no less than the lesser of the number of Shares then subject to such Option or Share Appreciation Right or 100 Shares. In the case of the exercise of an Option, such notice shall be accompanied by payment in full of the aggregate purchase price (which shall equal the product of such number of Shares subject to such Option multiplied by the applicable per Share exercise price) by certified or bank check or such other instrument as the Company may accept. If approved by the Committee, payment, in full or in part, may also be made as follows:
(i)    To the extent permitted by applicable law, payment may be made in the form of unrestricted Shares already owned by Participant (by delivery of such Shares or by attestation) of the same class as the Shares subject to the Option (based on the Fair Market Value of the Shares on the date the Option is exercised).
(ii)    To the extent permitted by applicable law, payment may be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds necessary to pay the purchase price, and, if requested, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms. To the extent permitted by applicable law, the Committee may also provide for Company loans to be made for purposes of the exercise of Options by Participants who are employees of the Company or its Subsidiaries.
(iii)    Payment may be made by instructing the Company to withhold a number of Shares having a Fair Market Value (based on the Fair Market Value of the Shares on the date the applicable Option is exercised) equal to the product of (A) the exercise price per Share multiplied by (B) the number of Shares in respect of which the Option shall have been exercised.
(iv)    Without prejudice to the other provisions of this Section 5(f), upon the exercise of an Option or a Share Appreciation Right resulting in an issuance of Shares, the Participant shall immediately pay in cash the par value of an Ordinary Share in connection with such issuance, unless the Committee has decided that such par value shall be charged against the Company's reserves (subject to applicable law).
(g)    Delivery; Rights of Shareholders. No Shares shall be delivered pursuant to the exercise of an Option or Share Appreciation Right until the exercise price therefor and the par value per Ordinary Share (in case of such exercise resulting in an issuance of Shares, unless such par value shall be charged against the Company's reserves) has been fully paid and applicable taxes have been withheld. The applicable Participant shall have all of the rights of a shareholder of the Company holding the class or series of Shares that is subject to the Option or Share Appreciation Right (including, if applicable, the right to vote the applicable Shares and the right to receive dividends), when the Participant (i) has given written notice of exercise (whereby textual notice of exercise shall be sufficient if applicable law does not allow for requesting a

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stricter form than textual form), (ii) if requested, has given the representation described in Section 11(a), (iii) in the case of an Option, has paid in full for such Shares, and (iv) has been issued such Shares.
(h)    Nontransferability of Options and Share Appreciation Rights. No Option or Share Appreciation Right shall be transferable by a Participant other than (i) by will or by the laws of descent and distribution, or (ii) in the case of an Option or Share Appreciation Right, pursuant to a qualified domestic relations order or as otherwise expressly permitted by the Committee, including, if so permitted, pursuant to a transfer to the Participant’s family members or to a charitable organization, whether directly or indirectly or by means of a trust or partnership or otherwise. For purposes of this Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the U.S. Securities Act of 1933, as amended, and any successor thereto. A Tandem SAR shall be transferable only with the related Option as permitted by the preceding sentence. Any Option or Share Appreciation Right shall be exercisable, subject to the terms of this Plan, only by the applicable Participant, the guardian or legal representative of such Participant, or any person to whom such Option or Share Appreciation Right is permissibly transferred pursuant to this Section 5(h) or the guardian or legal representative of such permitted transferee, it being understood that the term “Participant” includes such guardian, legal representative and other transferee; provided, however, that the term “Termination of Employment” shall continue to refer to the Termination of Employment of the original Participant.
SECTION 6.        RESTRICTED SHARE UNITS
(a)    Nature of Awards. Restricted Share Units are Awards denominated in Shares that will be settled, subject to the terms and conditions of the Restricted Share Units, in an amount in cash, Shares or both, based upon the Fair Market Value of a specified number of Shares.
(b)    Terms and Conditions. Restricted Share Units shall be subject to the following terms and conditions:
(i)    The Committee shall, prior to or at the time of grant, condition the grant, vesting, or transferability of Restricted Share Units upon the continued service of the applicable Participant or the attainment of performance goals, or the attainment of performance goals and the continued service of the applicable Participant. The conditions for grant, vesting or transferability and the other provisions of Restricted Share Units (including, without limitation, any performance goals) need not be the same with respect to each Participant.
(ii)    Subject to the provisions of this Plan and the applicable Award Agreement, so long as an Award of Restricted Share Units remains subject to the satisfaction of vesting conditions (the “RSU Restriction Period”), the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Share Units.

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(iii)    The Award Agreement for Restricted Share Units shall specify whether, to what extent and on what terms and conditions the applicable Participant shall be entitled to receive current or delayed payments of cash, Shares or other property corresponding to the dividends payable on the Shares (subject to Section 11(e)).
(iv)    Except as otherwise set forth in the applicable Award Agreement, upon a Participant’s Termination of Employment for any reason during the RSU Restriction Period or before the applicable performance goals are satisfied, all Restricted Share Units still subject to restriction shall be forfeited by such Participant; provided, however, that the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions with respect to any or all of such Participant’s Restricted Share Units.
(v)    Except to the extent otherwise provided in the applicable Award Agreement, an award of Restricted Share Units shall be settled as and when the Restricted Share Units vest.
(vi)    Upon the vesting of a Restricted Share Unit resulting in an issuance of Shares, the Participant shall immediately pay in cash the par value of an Ordinary Share in connection with such issuance, unless the Committee has decided that such par value shall be charged against the Company's reserves (subject to applicable law).
SECTION 7.        OTHER SHARE-BASED AWARDS
Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based upon or settled in, Shares, including, without limitation, unrestricted share, performance units, dividend equivalents, and convertible debentures, may be granted under this Plan.
SECTION 8.        CASH-BASED AWARDS
Cash-Based Awards may be granted under this Plan. Cash-Based Awards may be paid in cash or in Shares (valued as of the date of payment) as determined by the Committee.
SECTION 9.        TERM, AMENDMENT AND TERMINATION
(a)    Effectiveness. The Management Board, the Supervisory Board and the Company’s general meeting of shareholders approved this Plan on November 9, 2016, November 25, 2016 and December 16, 2016, respectively. The effective date (the “Effective Date”) of this Plan is the date of consummation of the Company’s initial public offering of Shares. This Amendment and Restatement of the Plan was approved by the Supervisory Board on 6 March, 2017, the terms of which did not require shareholder approval under Section 9(c).
(b)    Termination. This Plan will terminate on the tenth anniversary of the Effective Date. Awards outstanding as of such date shall not be affected or impaired by the termination of this Plan.

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(c)    Amendment of Plan. The Supervisory Board may amend, alter or discontinue this Plan, but no amendment, alteration or discontinuation shall be made that would materially impair the rights of the Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law, listing standards of the Applicable Exchange or accounting rules. In addition, no amendment shall be made without the approval of the Company’s general meeting of shareholders to the extent such approval is required by applicable law or the listing standards of the Applicable Exchange.
(d)    Amendment of Awards. Subject to Section 5(c), the Committee may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall, without the Participant’s consent, materially impair the rights of any Participant with respect to an Award, except such an amendment made to cause this Plan or such Award to comply with applicable law, the listing standards of the Applicable Exchange or accounting rules.
SECTION 10.        UNFUNDED STATUS OF PLAN
It is intended that this Plan constitute an “unfunded” plan. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under this Plan to deliver Shares or make payments; provided, however, that the existence of such trusts or other arrangements is consistent with the “unfunded” status of this Plan.
SECTION 11.        GENERAL PROVISIONS
(a)    Conditions for Issuance. The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of this Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Shares under this Plan prior to fulfillment of all of the following conditions: (i) listing or approval for listing upon notice of issuance, of such Shares on the Applicable Exchange; (ii) any registration or other qualification of such Shares of the Company under any state, federal or foreign law or regulation, or the maintaining in effect of any such registration or other qualification that the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval or permit from any state, federal or foreign governmental agency that the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.
(b)    Additional Compensation Arrangements. Nothing contained in this Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees or officers.
(c)    No Contract of Employment. This Plan shall not constitute a contract of employment, and adoption of this Plan shall not confer upon any employee any right to continued employment or service, nor shall it interfere in any way with the right of the Company

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or any Subsidiary or Affiliate to terminate the employment or service of any employee or officer at any time.
(d)    Required Taxes. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local or foreign income or employment or other tax purposes with respect to any Award under this Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. If determined by the Company, withholding obligations may be settled with Shares, including Shares that are part of the Award that gives rise to the withholding requirement. The obligations of the Company under this Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Shares.
(e)    Limitation on Dividend Reinvestment and Dividend Equivalents. The payment of Shares with respect to dividends to Participants holding Awards of Restricted Share Units shall only be permissible if sufficient Shares are available under Section 3 for such reinvestment or payment (taking into account then outstanding Awards). In the event that a sufficient number of Shares is not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of additional Restricted Share Units equal in number to the Shares that would have been obtained by such payment or reinvestment, the terms of which Restricted Share Units shall provide for settlement in cash and for dividend equivalent reinvestment in further Restricted Share Units on the terms contemplated by this Section 11(e).
(f)    Designation of Death Beneficiary. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of such Participant’s death are to be paid or delivered or by whom any rights of such Participant, after such Participant’s death, may be exercised.
(g)    Subsidiary Employees. Subject to applicable law, in the case of a grant of an Award to any employee or officer of a Subsidiary, the Company may, if the Committee so directs, transfer the Shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the Shares to the employee or officer in accordance with the terms of the Award specified by the Committee pursuant to the provisions of this Plan. All such Shares underlying Awards that are forfeited or cancelled shall revert to the Company.
(h)    Governing Law and Interpretation. This Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the Netherlands, without reference to principles of conflict of laws. The captions of this Plan are not part of the provisions hereof and shall have no force or effect.

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(i)    Nontransferability. Except as otherwise provided in Section 5(h) or as determined by the Committee, Awards under this Plan are not transferable except by will or by laws of descent and distribution.
(j)    Foreign Employees and Foreign Law Considerations. The Committee may grant Awards to Eligible Individuals who are foreign nationals, who are located outside the Netherlands or Germany or who are not compensated from a payroll maintained in the Netherlands or Germany, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the Netherlands or Germany, on such terms and conditions different from those specified in this Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of this Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.
(k)    Applicable Law, Articles of Association and Internal Rules. This Plan, including the administration hereof by the Supervisory Board, the Committee, and, to the extent applicable, the Management Board, shall in all respects be subject to applicable law, the Company’s articles of association and other internal rules applicable to the Management Board and/or the Supervisory Board from time to time. Any disputes between the Company and any Participant arising out of or in connection with the operation of this Plan shall be settled by the Supervisory Board, whose decision shall be considered final and decisive among the Company and such Participant, unless the Company or such Participant decides to submit such dispute to the exclusive jurisdiction of the competent court in Amsterdam, in each case unless otherwise provided in the applicable Award Agreement.

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